RETENTION AGREEMENT

                                     BETWEEN

                         LOUIS DREYFUS NATURAL GAS CORP.

                                       AND

                                   ELLIOTT PEW

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I.  TERM; CERTAIN COMPENSATION ...............................     2
     SECTION 1.1 TERM ................................................     2
     SECTION 1.2 STOCK OPTIONS. ......................................     2
     SECTION 1.3 TOTAL COMPENSATION ..................................     3

ARTICLE II. TERMINATION OF EMPLOYMENT ................................     3
     SECTION 2.1 EVENTS OF TERMINATION ...............................     3
     SECTION 2.2 TERMINATION PROCEDURES AND CERTAIN DEFINITIONS. .....     5
     SECTION 2.3 OBLIGATIONS OF THE CORPORATION ON TERMINATION .......     6

ARTICLE III.PURPOSE; NONCOMPETITION ..................................     8
     SECTION 3.1 PURPOSE .............................................     8
     SECTION 3.2 CONFIDENTIAL INFORMATION ............................     8
     SECTION 3.3 NONCOMPETITION ......................................     8
     SECTION 3.4 OIL AND GAS INTEREST OWNERSHIP ......................     9
     SECTION 3.5 CORPORATE OPPORTUNITY ...............................     9

ARTICLE IV. MISCELLANEOUS ............................................    10
     SECTION 4.1 ENFORCEABILITY ......................................    10
     SECTION 4.2 REMEDIES ............................................    10
     SECTION 4.3 NO OFFSET; ENFORCEMENT OF AGREEMENT. ................    10
     SECTION 4.4 ASSIGNMENT BY THE EXECUTIVE'S SUCCESSORS ............    10
     SECTION 4.5 WAIVER ..............................................    11
     SECTION 4.6 NOTICE ..............................................    11
     SECTION 4.7 APPLICABLE LAW ......................................    11
     SECTION 4.8 TAXES. ..............................................    11
     SECTION 4.9 ENTIRE AGREEMENT ....................................    11


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                               RETENTION AGREEMENT

            RETENTION AGREEMENT, dated as of the 24th day of June, 1997 (the "Agreement"), by and between LOUIS DREYFUS NATURAL GAS CORP., an Oklahoma corporation, having its principal place of business at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma (the "Corporation") and ELLIOTT PEW, an individual residing at 4 Wellington Lane, Conroe, Texas 77304 (the "Executive").

                                WITNESSETH THAT:

            WHEREAS, the Executive is currently serving as the Senior Vice President - Exploration of American Exploration Company, a Delaware corporation ("American");

            WHEREAS, pursuant to the Agreement and Plan of Reorganization, dated as of June 24, 1997 (the "Merger Agreement"), by and among the Corporation, LDNG Acquisition, Inc. and American, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

            WHEREAS, the Corporation desires to secure the employment of the Executive, and the Executive is willing to be employed by the Corporation, and certain of the terms and conditions of such employment are set forth herein; and

            WHEREAS, in connection with the Merger, the parties hereto desire to enter into this Agreement, to be effective upon the consummation of the Merger.

            NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I. TERM; CERTAIN COMPENSATION

            SECTION 1.1 TERM. This Agreement shall have a term (the "Term") commencing as of the Effective Time of the Merger (as defined in the Merger Agreement) (the "Effective Date") and terminating on the second anniversary thereof. The "Active Employment Period" shall mean the period commencing on the Effective Date and ending upon termination of the Executive's employment in accordance with the provisions of this Agreement.

            SECTION 1.2 STOCK OPTIONS. Effective as of the Effective Date and in consideration of the services to be rendered by the Executive to the Corporation, the Executive shall be awarded options (which options shall constitute "incentive stock options" to the maximum extent permissible under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) to purchase 50,000 shares of the common stock of the Corporation


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pursuant to the terms of the Corporation's Stock Option Plan (the "Plan") at an
exercise price equal to the fair market value (as determined under the Plan) of the Corporation's common stock as of the Effective Date. Such options shall have a ten year term and shall vest in four equal annual installments on the first four anniversaries of the Effective Date.

            SECTION 1.3 TOTAL COMPENSATION. For purposes of this Agreement, the Executive's "Total Compensation" means the total of (i) the Executive's base annual salary, including amounts the Executive has electively deferred under an arrangement qualified under Section 401(k) of the Code, and pursuant to any cafeteria plan under Section 125 of the Code or otherwise, plus (ii) an amount equal to the aggregate amounts paid to the Executive in respect of bonuses over the three most recent fiscal years of the Corporation or American, as the case may be, divided by three, excluding 1997; provided that Total Compensation shall not be less than $243,333.00.

ARTICLE II. TERMINATION OF EMPLOYMENT

            SECTION 2.1 EVENTS OF TERMINATION.

            (a) DEATH. The Executive's employment shall terminate automatically upon the Executive's death.

            (b) DISABILITY. If the Corporation determines in good faith that the Disability of the Executive has occurred during the Active Employment Period, it may give the Executive notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Corporation shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty
(30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Corporation on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative.

            (c) WITHOUT CAUSE. Notwithstanding any other provision hereunder, the Corporation shall have the right to terminate the Executive's employment hereunder without Cause at any time during the Active Employment Period for any reason in the sole discretion of the Corporation upon not less than thirty (30) days' prior written notice to the Executive.

            (d) CAUSE. The Corporation may terminate the Executive's employment during the Active Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) The willful and continued failure of the Executive to perform substantially the Executive's duties with the Corporation (other than any such failure resulting from


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      incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Corporation, which demand shall specifically identify the manner in which the Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

            (ii) The willful engaging by the Executive in illegal conduct or gross misconduct in connection with the performance of his duties hereunder which is materially injurious to the Corporation.

            For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Corporation (the "Board") or upon the instructions of any senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation.

            (e) GOOD REASON. The Executive may terminate his employment during the Active Employment Period for Good Reason at any time upon thirty (30) days' notice to the Corporation. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

            (i) A reduction in the Executive's annual base salary from that in effect at the Effective Date or as it may be increased thereafter or the failure by the Corporation to provide prompt payment (or reimbursement to the Executive) of all reasonable expenses incurred by the Executive in connection with the Executive's professional and business activities;

            (ii) The Corporation requiring the Executive to be based anywhere other than Houston, Texas, except for travel on business to an extent reasonably required in the performance of the Executive's duties hereunder;

            (iii) The failure by the Corporation to include the Executive as a participant in any benefit or compensation plan or arrangement generally available to other key executives of the Corporation or the failure by the Corporation to provide the Executive with the number of paid vacation days, holidays and personal days to which the Executive is entitled in accordance with the Corporation's normal leave policy;

            (iv) The failure of the Corporation to obtain the assumption of this Agreement, without limitation or reduction, by any successor to the Corporation;


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            (v) Any purported termination of the Executive's employment by the
      Corporation which is not effected pursuant to the express terms of this Agreement, including the Notice of Termination requirements of Section 2.2(a);

            (vi) The budgeting or expenditure of less than $25 million in the Corporation's oil and gas exploration activities during either of the calendar years 1998 or 1999; or

            (vii) The filing of a voluntary or involuntary petition of bankruptcy by or against the Corporation or the insolvency of the Corporation.

For purposes of this Section 2.1(e), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

            (f) RETIREMENT. The Executive may terminate his employment by reason of "Retirement" at the end of the fiscal year of the Corporation in which the Executive attains the age of 65 or such later date as the Board shall set with the written consent of the Executive (the "Retirement Effective Date").

            (g) VOLUNTARY TERMINATION. The Executive shall have the right at any time after the Effective Date to voluntarily terminate his employment by the Corporation (a "Voluntary Termination") for any reason in the sole discretion of the Executive by not less than thirty (30) days' prior written notice to the Corporation; provided, however, that a termination without Cause, by reason of death, Disability or Retirement, or Good Reason shall not be treated for any purpose hereunder as a Voluntary Termination.

            SECTION 2.2 TERMINATION PROCEDURES AND CERTAIN DEFINITIONS.

            (a) NOTICE OF TERMINATION. Any termination by the Corporation for Cause, without Cause, by reason of Disability or by the Executive for Good Reason or in a Voluntary Termination or Retirement, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section
4.6 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Corporation to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Corporation, respectively, hereunder or preclude the Executive or the Corporation, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Corporation's rights hereunder. The Executive's continued employment or other status


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

with the Corporation after a Notice of Termination is provided shall not constitute consent to, or a waiver of any rights with respect to, any circumstance constituting Good Reason hereunder.

            (b) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Corporation for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Corporation other than for Cause or Disability, the Date of Termination shall be the date not less than thirty (30) days after the date on which the Corporation notifies the Executive of such termination, (iii) if the Executive terminates his employment for Good Reason or in a Voluntary Termination, the Date of Termination shall be the date, not less than thirty (30) days after the date on which the Executive notifies the Corporation of such termination and (iv) if the Executive's employment is terminated by reason of death, Disability or Retirement, the Date of Termination shall be the date of death of the Executive, the Disability Effective Date or the Retirement Effective Date, as the case may be. In the case of any termination of the Executive's employment, the Corporation shall have the option, exercisable by written notice to the Executive within ten (10) days after the Executive's Notice of Termination is provided to the Corporation, to designate any date prior to the expiration of the aforesaid notice as the date on which the Executive shall cease to be an officer of the Corporation.

            SECTION 2.3 OBLIGATIONS OF THE CORPORATION ON TERMINATION.

            (a) TERMINATION UPON DEATH OR DISABILITY, WITHOUT CAUSE OR FOR GOOD REASON.

            If, during the Term, the Executive's employment is terminated upon his death or Disability, without Cause or for Good Reason:

            (i) IN GENERAL.

            The Corporation shall immediately pay the Executive in cash the amount of Basic Compensation previously earned but not yet paid.

            (ii) SEVERANCE BENEFITS.

             (1) All stock options held by the Executive that have not already vested shall immediately vest.

             (2) The Executive shall continue to participate in all welfare benefit plans, including health and medical plans, in which the Executive was participating prior to the Date of Termination for six months after termination and shall be entitled to (a) reimbursement of COBRA payments to maintain medical and dental insurance up to 18


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      additional months for said coverage and (b) the use of one or more executive out-placement services, designated by the Executive and paid for by the Corporation; and

             (3) If the Executive's employment is terminated upon his death or Disability, the Corporation shall pay the Executive in a lump sum a "Severance Benefit" in cash equal to two (2) times the Executive's Total Compensation as of the time of such termination. Such payment shall be made within thirty (30) days following said termination. In the event of the Executive's death, any amounts payable under this Agreement shall be paid to the beneficiary (or beneficiaries) designated by the Executive and in such amounts or proportions as the Executive shall so designate. If no beneficiary is designated by the Executive or if none shall survive the Executive, then any amounts payable under this Agreement shall be paid to the Executive's surviving spouse, if any, or, if no such surviving spouse exists, to the Executive's estate.

            (iii) DISABILITY.

             (1) If, following a Disability termination, the Executive becomes entitled to and receives disability benefits under any disability payment plan sponsored and maintained by the Corporation, the amount otherwise payable by the Corporation to the Executive pursuant to Section 2.3(a) shall be reduced, on a dollar-for-dollar basis, but not below zero, by the amount of any such disability benefits received by him, but only to the extent such benefits are attributable to payments made by the Corporation.

             (2) The Executive shall have the right in his sole discretion after the Disability Effective Date to engage in regular employment (whether as an employee of another entity or as a self-employed person) and shall have no obligation to perform further services for the Corporation.

            (b) VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE. In case of a Voluntary Termination or a termination for Cause, the Executive shall be entitled to his Basic Compensation accrued to the Date of Termination and any benefits or awards accrued or vested prior to such date, including, without limitation, his right to exercise any vested stock options. Except as otherwise provided in this Agreement or under any employee benefit plan maintained by the Corporation, the Corporation shall have no further obligations to the Executive.

            (c) RETIREMENT.

            (i) Upon the Retirement of the Executive, the Executive shall receive the payments and benefits set forth in Sections 2.3(a)(i), 2.3(a)(ii)(1) and (2). In addition, the Executive shall receive all retirement benefits he is eligible to receive under the Corporation's employee benefit plans, subject to the terms and conditions of such plans.


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            (ii) The Executive shall have the right in his sole discretion after his Retirement to engage in regular employment (whether as an employee of another entity or as a self-employed person) and shall have no obligation to perform further services for the Corporation.

            (d) CONSULTING ENGAGEMENT. If, during the Term, the Executive's employment is terminated without Cause or for Good Reason, the Corporation shall engage the Executive as a consultant to the Corporation for a period (the "Consulting Period") commencing on the Date of Termination and ending on the second anniversary thereof. The Executive's services hereunder during the Consulting Period shall consist of such consulting and advisory services, and shall be provided at such times and on such other terms and conditions, as may be agreed upon from time to time between the Executive and the Corporation. As compensation for the consulting services to be performed by the Executive hereunder and the continued application to be Executive of the provisions of
Article III during the Consulting Period, the Executive shall be paid a fee (the "Consulting Fee") at an annual rate equal to his Total Compensation as of the time of termination of the Executive's employment payable in monthly installments. The provisions of Article III shall be appropriately amended to take into account the fact that the Executive is no longer an employee of the Corporation. In the event of the Executive's death prior to the end of the Consulting Period, the Consulting Fee shall continue to be paid to the Executive's beneficiaries on the terms set forth in Section 2.3(a)(ii)(3).

ARTICLE III.  PURPOSE; NONCOMPETITION

            SECTION 3.1 PURPOSE. The Corporation recognizes that the Executive is a key executive of the Corporation and is expected to be a factor in the continued growth and success of the Corporation. The Corporation also recognizes that the continued success of the Corporation depends upon the effective performance of the Executive's duties as set forth in this Agreement. Therefore, one of the primary purposes of this Agreement is to provide for the long-term financial security of the Executive and his family so that he will be better able to direct his undivided attention to the successful performance of his duties on behalf of the Corporation.

            SECTION 3.2 CONFIDENTIAL INFORMATION. In the Executive's position of responsibility with the Corporation, he has access to, and familiarity with, the business methods and confidential information of the Corporation and its subsidiaries, including, but not limited to, its exploration and development techniques and information, its service and organizational techniques, its expansion projects, its personnel training and development techniques, its petroleum exploitation, exploration and development techniques, and its petroleum exploration and development information. Therefore, in order to protect the business and good will of the Corporation, the Executive shall be bound by the following provisions for the periods prescribed below.

              SECTION 3.3 NONCOMPETITION. Except with respect to the exploration for, and the production and marketing of, oil and gas which shall be controlled by


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Section 3.4, during the Active Employment Period and, if applicable, the
Consulting Period, the Executive shall not, without the prior written consent of the Corporation, directly or indirectly engage in, or assist or have an active interest in (whether as proprietor, partner, investor, shareholder, officer, director or any type of principal whatsoever), or be employed by, or act as an agent for, advisor or consultant to, any person, firm, partnership, association, corporation or business organization, entity or enterprise that is, or is about to become, directly or indirectly engaged in any business that competes substantially with, or is substantially similar to, any business or proposed business of the Corporation or any subsidiary of the Corporation; provided that ownership of not more than 2% of the outstanding stock of a corporation traded on a national securities exchange or quoted on NASDAQ shall not of itself be viewed as engaging, assisting or having an active interest; provided further that during the Consulting Period the restrictions set forth in this Section 3.3 shall not apply to any geographical area in which the Corporation or a subsidiary of the Corporation has not conducted any business, or has not had any business in the planning or development stage, within one year prior to the date of the Executive's activities otherwise referred to in this Section 3.3.

            SECTION 3.4 OIL AND GAS INTEREST OWNERSHIP. For the same time periods and with respect to the same capacities as set forth in Section 3.3, except as required by the Corporation, the Executive shall not in any manner (whether through employment by another corporation or otherwise) participate in, or own directly or indirectly any interest (whether working, royalty, overriding royalty or other) in, any oil and gas lease or prospect or any partnership or other entity engaged in oil and gas exploration or production unless such participation or interest shall first have been approved in writing by the Board in accordance with guidelines to be established by the Board or shall have been acquired by the Executive prior to the Effective Date, provided that in no event shall any proposed participation or interest require a significant time commitment by the Executive during his active employment other than that involved in making the investment decision relating thereto and in obtaining the Corporation's approval thereof.

            SECTION 3.5 CORPORATE OPPORTUNITY. Except as to such actions within the ordinary course of the Executive's employment by the Corporation which the Executive in good faith believes to be in the best interests of the Corporation, the Executive shall not at any time during the Active Employment Period and, if applicable, the Consulting Period, without the prior written consent of the
Corporation: (i) request or advise any supplier, or other person, firm, partnership, association, corporation or business organization, entity or enterprise having business dealings with the Corporation or any subsidiary of the Corporation to withdraw, curtail or cancel such business dealings; (ii) disclose to any competitor or potential competitor of the Corporation or any subsidiary of the Corporation any trade secret, know-how or knowledge relating to costs, products, equipment, merchandising and marketing methods, oil and gas exploration and/or production, business plans, or research results used by, or useful to, the Corporation or any subsidiary of the Corporation; or (iii) solicit or attempt to entice away from the Corporation or any subsidiary of the Corporation any executive thereof.


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ARTICLE IV. MISCELLANEOUS

            SECTION 4.1 ENFORCEABILITY. If the scope of any provision of this Agreement is too broad to permit enforcement of such provision to its fullest extent, then such provision shall be enforced to the maximum extent permitted by applicable law, and, if necessary, the scope of any such provision may be judicially modified (to the extent necessary in any proceeding brought to enforce such provision) and thereafter fully enforced.

            SECTION 4.2 REMEDIES. The parties acknowledge that the remedy at law for any breach of any of a party's obligations hereunder would be inadequate and consent to the granting of temporary and permanent injunctive relief in any proceeding brought to enforce any of such provisions without the necessity of proof of actual damages; provided, however, that the foregoing shall not be construed to limit any other right or remedy available to the Corporation or the Executive at law or in equity, and all such rights and remedies shall be cumulative to the extent permitted by applicable law, and the exercise of any one or more of such rights or remedies shall be without prejudice to the exercise of any other such right or remedy.

            SECTION 4.3 NO OFFSET; ENFORCEMENT OF AGREEMENT. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others, except as provided in
Section 2.3(a)(iii). In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Corporation agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2) of the Code and amounts sufficient to reimburse the Executive for all tax liabilities due in respect of such payments of legal fees and expenses; provided, however, if an action brought by the Executive, or if the Executive's defense of an action brought by the Corporation, is finally determined to be without merit by a court of competent jurisdiction, the Executive shall refund amounts paid by the Corporation for legal fees, taxes and interest pursuant to this Section 4.3.

            SECTION 4.4 ASSIGNMENT BY THE EXECUTIVE'S SUCCESSORS.

            (a) This Agreement is personal to the Executive and, without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the


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laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) Except as is otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive, his spouse, heirs, executors and administrators, provided, however, that the obligations of the Executive hereunder shall not be delegated.

            (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            SECTION 4.5 WAIVER. Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

            SECTION 4.6 NOTICE. Any notice required or desired to be given pursuant to this Agreement shall be sufficient if in writing sent by registered or certified mail to the addresses hereinafter set forth above or to such other address as any party hereto may designate in writing, transmitted by hand delivery or by registered or certified mail to the other.

            SECTION 4.7 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

            SECTION 4.8 TAXES. The Corporation may deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

            SECTION 4.9 ENTIRE AGREEMENT. The parties hereto agree that this Agreement and the Merger Agreement (together with, to the extent benefits or rights are otherwise affected by this Agreement, any employee benefit plan maintained or sponsored by the Corporation) contains the entire understanding and agreement between them and supercedes all previous agreements and arrangements, if any, relating to the subject matter hereof. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated, then at the time of such termination, this Agreement shall be deemed canceled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the execution of the Merger Agreement. This Agreement shall not be amended,


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modified or supplemented in any respect except by an agreement in writing signed by the Executive and the Corporation.

            IN WITNESS WHEREOF, the Corporation and the Executive have duly executed this Agreement as of the day and the year first above written.

                              LOUIS DREYFUS NATURAL GAS CORP.

                              By: /s/ [ILLEGIBLE]
                                  ---------------------------------------
                                       Name:
                                       Title:

                              EXECUTIVE


                                   -------------------------------------
                                       Elliott Pew


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